UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 26, 2007
General Cable Corporation
(Exact name of Registrant as Specified in Charter)

Delaware	001-12983	06-1398235

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4 Tesseneer Drive, Highland Heights, Kentucky 41076-9753
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (859) 572-8000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On September 26, 2007, General Cable Corporation (the “Company”) and the subsidiaries of the Company acting as guarantors (the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company agreed to issue and sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the initial purchaser (the “Initial Purchaser”), $415.0 million in aggregate principal amount of 1.0% senior convertible notes due 2012 (the “Notes”). In addition, the Company granted to the Initial Purchaser an option to purchase up to an additional $60.0 million in principal amount of the Notes on the same terms and conditions as those sold in this offering.
     The Purchase Agreement includes customary representations and warranties and covenants by the Company, including indemnification and contribution covenants.

Item 8.01.	Other Events.
     On September 27, 2007, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits:
99.1	Press Release, dated September 27, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION
Date: September 26, 2007	By:	/s/ Robert J. Siverd
		Name:	Robert J. Siverd
		Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release, dated September 27, 2007.

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